UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                 FORM 8-K/A

                             CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  March 7, 2002



                            MONOGRAM PICTURES, INC.
             (Exact name of registrant as specified in its charter)



Nevada                         000-20598                      75-2293489
(State or other jurisdiction  (Commission                   (IRS Employer
of incorporation)             File Number)             Identification No.)



                 1375 South Fort Harrison Ave.  Clearwater FL 33756
             (Address of principal executive offices       Zip Code)



      Registrant's telephone number, including area code:  727 466-2302



                             NOT APPLICABLE
            (Former name or former address, if changed since last report)




Item 1.  Changes in Control of Registrant.

  NOT APPLICABLE

Item 2.  Acquisition or Disposition of Assets.

  NOT APPLICABLE

Item 3.  Bankruptcy or Receivership.

  NOT APPLICABLE


Item 4.  Changes in Registrant's Certifying Accountants.

(1) On March 1st 2002, Clancy and Co. Resigned as registrants certified public accountants. That firm's report on Monogram's financial statements for 1999 and 2000 contained a "going concern" qualification. The "going concern" qualification was expressed in the audit report as NOTE 1".

         The Company continues to actively seek merger targets. There is, of course, no assurance that the Company will be successful in its endeavors. The financial statements have been prepared on the basis of generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Accordingly, they do not purport to give effect to adjustments, if any, that may be necessary should the Company be unable to continue as a going concern. The Company has incurred substantial net losses in recent years and used substantial amounts of working capital in its operations. These factors raise substantial doubt about its ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the Company's ability to establish itself as a profitable business. Management's plans to seek additional capital include equity financing's and/or a merger with an existing operating company (s). It is the Company's belief that it will continue to incur losses for the next 12 months, and as a result, will require additional funds. There are no guarantees the Company will be successful in obtaining these funds. The Company's ability to achieve these objectives cannot be determined at this time. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


The decision to resign by Clancy and Co., P.L.L.C. was accepted by the Board of Directors on March 7th, 2002. Monogram's new management wished to retain
      Pender 91:     Newkirk and Co. CPA's as its auditors both for geographic
      reasons and Pender's recent accounting experience with Monogram's pending acquisition of Med-Tech Laboratories, Inc. d/b/a/ Med
      Services of America. To the knowledge of current management, there were no disagreements with Clancy and Co., P.L.L.C. during the past two fiscal years and the interim period since the end of the most recent fiscal year on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which dissagreements, if not resolved to the satisfaction of Clancy and Co., would have caused it to make reference to the subject matter of the dissagreement in connection with this report. During the past two fiscal years and the interim period since the end of the most recent fiscal year, to the knowledge of current management, Clancy and Co., P.L.L.C. did not advise Monogram that the internal controls necessary for Monogram to develop reliable financial statements do not exist, that Clancy and Co., P.L.L.C. would no longer be able to rely on management's representations, that it was unwilling to be associated with the financial statements prepared by management that it needed to expand significantly the scope of its audit, that information had come to its attention that if further investigated may
(i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued, that information had come to its attention that it has concluded materially impacts the fairness or reliability of either
(i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

(2) On March 7th, 2002, Monogram engaged Pender Newkirk and Company of Tampa, Florida as its independent public accountant to audit its financial statements for the fiscal year ended 2001. Pender had been engaged as the independent public auditor of Med-Tech Laboratories, Inc., a company to be acquired by Monogram. During the two fiscal years ended 2000 and 2001 and the interim period since the end of the last such fiscal year, Monogram has not consulted Pender regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Monogram's financial statements.

(3) Monogram is providing both Clancy and Co., P.L.L.C. and Pender with a copy of this 8-K on the date it is being filed with the Commission with a request to both firms that they furnish, as soon as promptly as possible, Monogram with a letter addressed to the Commission stating whether they, respectively, agree with the statements made in this report and, if not, stating the respects in which they do not agree so that Monogram can file the letters with the Commission within ten business days after the filing of this report, but not later than two business days after receipt.



Item 5.  Other Events and Regulation FD Disclosure.

  NOT APPLICABLE

Item 6.  Resignation of Registrant's Directors.

  NOT APPLICABLE

Item 7.  Financial Statements and Exhibits.

  Exhibit 16.1  Clancy and Co., P.L.L.C. confirmation letter
  Exhibit 16.2  Pender Newkirk & Company confirmation letter

Item 8.  Change in Fiscal Year.

  NOT APPLICABLE


Item 9.  Item FD Disclosure.

For Immediate Release
Med Tech Labs, Inc. Introduces Its Strategic Plan
Announces Change in Auditors

Clearwater, Fla., March 14, 2002/PRNewswire/ -- Monogram Pictures, Inc. (OTCBB: MOPP , http://www.monogrampicturesinc.com) sets forth a summarized explanation of Med Tech Labs, Inc.'s strategic business plan. Monogram Pictures, Inc. and Med Tech Labs, Inc. have entered into an agreement for Monogram to acquire Med Tech Labs, Inc. The transaction will result in the current shareholders of Med Tech Labs, Inc. owning 95% of Monogram Pictures, Inc. Med Tech Labs, Inc. is undergoing the required audit process for inclusion in Monogram Pictures, Inc.'s public disclosure. Med Tech Labs, Inc. has retained the accounting firm of Pender Newkirk and Company, CPA's for this process. Monogram Pictures, Inc.'s auditor, Clancy and Company, Inc. has resign effective March 7th, 2002. Consequently, Monogram has retained Pender Newkirk as its Auditor. Pender Newkirk is a Tampa Florida firm with previous audit experience of the laboratory business that is now operated by Med Tech Labs, Inc.

Med Tech Labs, Inc. d/b/a Med Services of America (MSA), is a full-service independent clinical laboratory servicing the West Coast of Florida from Dunnellon to Fort Myers. The history of the current operation dates back to 1957. Med Tech Labs, Inc is licensed by the State of Florida and is a certified Medicare and Medicaid provider.

The main laboratory and home office is located at 1375 South Fort Harrison Avenue in Clearwater, Florida. The facilities are housed in a 19,668 square foot building. Housed within the facility is the main reference laboratory, which comprises approximately 14535 square feet, materials management, client services, accounting, billing, administration, and the central courier station. Within the laboratory testing area resides an additional 2000 square feet of expansion area which can accommodate growth of testing to over three times the current volume. MSA operates 21 Patient Service Centers on the West Coast of Florida. These are all leased premises serving as both specimen drop-off points and patient walk-in centers. The business maintains 26 vehicles and a staff of couriers that pick up specimens and in some cases hand deliver results when requested by the physicians.

The courier and client services support staff have a low rate of turnover and thus an intimate knowledge of clients and client office personnel. MSA 26 vehicles that service its clients throughout its service area. Many of the couriers and key client services personnel have been with the operation more than five years. These long standing client relationships reinforce the perception of tenure in the community, sound management, and a client driven business.

In addition to the core business as a Physician's Laboratory, management has identified three medical, diagnostic and therapeutic business services that can be operated within the current organizational infrastructure, thereby creating new economies of scale for each service line in addition to the core business. By redefining necessary economies of scale through a shared infrastructure the marketability of the entire operation will improve with the "value added" perception of the business. The three business services are Respiratory Therapy and Respiratory Durable Medical Equipment, Veterinary Testing and Environmental Testing.

Respiratory Therapy and Respiratory Durable Medical Equipment includes utilizing the existing courier infrastructure to deliver home-based respiratory treatments, oxygen and oxygen-delivered pharmaceuticals to patients. Utilizing its network of couriers and patient service centers and contracting with established therapy providers, MSA can efficiently and economically provide these services and achieve co-productive economies of scale and resulting profits.

Again, exploiting the courier and technological infrastructure, veterinary testing is a particularly lucrative business given concurrent geographic service areas, customer loyalty, lack of effective local competition, and utilization of superior technologies and staff. Veterinary testing has been in limited beta and client utilization for one year. With the completion of the service and technology model it is ready to be launched.

Environmental Testing is a new venture and represents less that 5% of MSA's projected 2003 revenue. However, as more and more health problems are identified and related to environmental factors the growth in this market will be tremendous. In particular the development of pre-paid kits to test environments and local contracts with engineering firms to certify facilities will be the initial marketing focus.

As economies of scale increase, many smaller laboratories will experience decreasing margins. As these labs feel the increasing economic pinch, MSA will approach them as acquisition opportunities to be incorporated into its book of business. With prudent acquisition strategies these labs represent a significant market growth opportunity. As the following table and charts show, Physician laboratory services is MSA's core business and will remain so. Leveraging its infrastructure by the other three business services for the first 12 complete months in Fiscal 2003 is forecasted to represent 24% of MSA's top line Revenue and 47% of MSA's Net Income (EBITDA).

                         Projected 2003
         Assumes Planned Acquisitions Closed by December 31, 2002

            CORE         Gross    Percent   Earnings Before   EBITDA   EBITDA %
            BUSINESS     Revenue  To Total   Tax,Depr,Amort.  Percent  To Total
                                                                      Gr.
Profit
Physician's
 Laboratory  YES       $ 20,841,600  75.92%  $   2,500,992      12.00%   52.74%
Respiratory  LEVERAGED $  2,886,000  10.51%  $   1,113,707      38.59%   23.48%
Veterinary
 Testing     LEVERAGED $  2,725,600  9.93%   $     477,525      17.52%   10.07%
Environment
 Testing     LEVERAGED $  1,000,000  3.64%   $     650,000      65.00%   13.71%
  Total all Businesses $ 27,453,200  100%    $   4,742,225      17.27%    100%

LEVERAGED Business'
as a group             $  6,611,600  24%     $   2,241,233       34%       47%



Special Note: Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ from those expressed or implied. Such differences may result from actions taken by the company prior to its current fiscal year end, as well as from developments beyond the company's control, including changes in global economic conditions that may, among other things, affect the performance of the company's anticipated acquisitions or future business. In addition, changes in domestic competitive and economic conditions may also affect performance of all significant company businesses. SOURCE Monogram Pictures, Inc.
Contact:
Monogram Pictures, Inc.
David E. Salmon, Investor Relations
(727) 466-2302




SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM PICTURES, INC.



By /s/ Thomas W. Kearney, CFO
Thomas W. Kearney, CFO


March 20, 2002


Exhibits

Exhibit 16.1  Clancy and Co., P.L.L.C. confirmation letter

March 20, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first two paragraphs of Item 4 included in the Form 8-K/A of Monogram Pictures, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



Clancy and Co., P.L.L.C.




Copy to:    Thomas W. Kearney, CFO
            Monogram Pictures, Inc.
            via facsimile:  727-442-7583

            U.S. Mail
            Mr. Thomas W. Kearney, CFO
            Monogram Pictures, Inc.
            1375 S. Ft. Harrison
            Clearwater, FL 33756


Exhibit 16.2  Pender Newkirk & Company confirmation letter

March 14th, 2002


Securities and Exchange Commission
450 Fifth Street, Northeast
Washington, D.C. 20549

RE: Monogram Pictures, Inc.
       File Reference No. 000-20598


Dear SEC Representative:

We have read the statements that we understand Monogram Pictures, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,



/s/ Pender Newkirk & Company
Pender Newkirk & Company
Certified Public Accountants

PNC/lsl